AMENDMENT NO. 1 TO CREDIT AGREEMENT


         This AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of October 30, 1998 (the "Amendment"), amends in certain respects the Credit Agreement dated as of February 27, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Foamex Carpet Cushion, Inc. ("New GFI" or the "Borrower"), the institutions from time to time party thereto as Lenders, the institutions from time to time party thereto as Issuing Banks, Citicorp USA, Inc. ("Citicorp") as collateral agent (the "Collateral Agent") and The Bank of Nova Scotia, as funding agent (the "Funding Agent", and together with the Collateral Agent, the "Administrative Agents").

                              W I T N E S S E T H:

         WHEREAS, in connection with the change of the Borrower's fiscal year, the Borrower has requested the undersigned, which constitute the Requisite Lenders, to amend the Credit Agreement as set forth herein. The Lenders party hereto have agreed to amend the Credit Agreement to accommodate the request of the Borrower contained herein, subject to the terms set forth herein.

         NOW, THEREFORE, in consideration of the above recital of the Borrower, the Lenders party hereto and the Administrative Agents agree as follows:

         SECTION 1. Defined Terms. Terms defined in the Credit Agreement and not otherwise defined herein have the meanings given such terms in the Credit Agreement.

         SECTION 2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

         2.1. Amendment to "Fiscal Month" Definition. The definition of "Fiscal Month" in Section 1.01 of the Credit Agreement is hereby amended in its entirety by inserting the following in lieu thereof:

                  "Fiscal Month" means the fiscal month of the Borrower, which shall be any calendar month within the Fiscal Year.

         2.2. Amendment to "Fiscal Quarter" Definition. The definition of "Fiscal Quarter" in Section 1.01 of the Credit Agreement is hereby amended in its entirety by inserting the following in lieu thereof:

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                  "Fiscal Quarter" means the fiscal quarter of the Borrower, which shall be any of the consecutive three month intervals ending on March 31, June 30, September 30 and December 31, respectively.

         2.3. Amendment to "Fiscal Year" Definition. The definition of "Fiscal Year" in Section 1.01 of the Credit Agreement is hereby amended in its entirety by inserting the following in lieu thereof:

                  "Fiscal Year" means the fiscal year of the Borrower, which shall be any twelve-month period ending on December 31 of any calendar year.

         SECTION 3. Conditions to Effectiveness. This Amendment shall become effective on the date hereof (the "Effective Date"), and shall be effective retroactively to the extent that the third Fiscal Quarter may end on September 30, 1998, provided, that the following conditions precedent have been satisfied (unless waived by the Requisite Lenders or unless the deadline for delivery has been extended by the Administrative Agents):

                  (i) Documents. The Administrative Agents shall have received on or before the Effective Date all of the following in form and substance satisfactory to the Requisite Lenders:

                           (a) this Agreement duly executed and in form and
                        substance satisfactory to the Requisite Lenders; and

                           (b) such additional documentation as the
                        Administrative Agents or any of the Requisite Lenders may reasonably request.

                  (ii) Consents. The Borrower shall have received all material consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all material consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow the Borrower to lawfully and without risk of rescission, execute, deliver and perform, in all material respects, its obligations under this Amendment and the Transaction Documents to which it is, or is to be, a party and each other agreement or instrument to be executed and delivered by it pursuant thereto or in connection therewith.

                  (iii) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and neither Administrative Agent shall have received any notice that litigation is pending or threatened which is likely to, impose or result in the imposition of a Material Adverse Effect.

                  (iv) No Change in Condition. No change in the condition (financial or otherwise), business, performance, properties, assets, operations or prospects of either

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         Borrower or any of its Subsidiaries and its subsidiaries shall have occurred since December 29, 1997, which change, in the judgment of the Lenders, will have or is reasonably likely to have a Material Adverse Effect.

                  (v) No Default. No Event of Default or Potential Event of Default shall have occurred.

                  (vi) Representations and Warranties. All of the representations and warranties contained in Section 6.01 of the Credit Agreement and in any of the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date.

         SECTION 4. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders party hereto that (i) the execution, delivery and performance of this Amendment by the Borrower are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action, and (ii) this Amendment constitutes the legal, valid and binding obligation of each Borrower, enforceable against the Borrower, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles generally.

         SECTION 5.  Reference to and Effect on the Loan Documents.

         5.1. Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

         5.2. Except as specifically amended above, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

         5.3. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agents under the Credit Agreement or any of the Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents.

         5.4. As of the Effective Date of this Amendment and, before and after giving effect to this Amendment, the Borrower is, and has been, in compliance in all material respects with all applicable terms, conditions and covenants of the Credit Agreement and other Loan Documents.


         SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which

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when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 8. Guarantor Consent. By its signature below, Foamex International consents to this Amendment in its capacity as a guarantor under the Foamex International Guaranty, and hereby affirms its obligations under such guaranty.

         SECTION 9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.

         SECTION 10. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.



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         IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.


                                     FOAMEX CARPET CUSHION, INC.


                                     By_______________________________________
                                     Name:
                                     Title:





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                                     FOAMEX INTERNATIONAL INC.


                                     By_______________________________________
                                     Name:
                                     Title:





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                                    CITICORP USA, INC., as Administrative Agent,
                                    Collateral Agent, Intercreditor Agent and individually as a Lender


                                    By_______________________________________
                                    Name:
                                    Title:




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                                     CITIBANK, N.A. as Issuing Bank


                                     By_______________________________________
                                     Name:
                                     Title:






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                                    THE BANK OF NOVA SCOTIA, as
                                    Administrative Agent, Funding Agent, Issuing
                                    Bank, individually as a Lender, and as
                                    Intercreditor Agent


                                    By_______________________________________
                                    Name:
                                    Title:













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